Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Tuesday, January 9, 2024…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2024 fiscal year third quarter ended November 26, 2023. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/on4ziexw at 5:00 p.m. EST today. The presentation materials will also be available at approximately 4:15 p.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $11,639,000 for the 2024 fiscal year third quarter ended November 26, 2023 compared to $13,867,000 for the 2023 fiscal year third quarter ended November 27, 2022 and $12,481,000 for the 2024 fiscal year second quarter ended August 27, 2023. Park’s net sales for the nine months ended November 26, 2023 were $39,671,000 compared to $40,525,000 for the nine months ended November 27, 2022. Net earnings for the 2024 fiscal year third quarter were $1,203,000 compared to $2,230,000 for the 2023 fiscal year third quarter and $1,746,000 for the 2024 fiscal year second quarter. Net earnings were $4,803,000 for the current year’s first nine months compared to $6,025,000 for last year’s first nine months.

Net earnings before special items for the 2024 fiscal year third quarter were $1,203,000 compared to $2,383,000 for the 2023 fiscal year third quarter and $1,746,000 for the 2024 fiscal year second quarter. Net earnings before special items for the nine months ended November 26, 2023 were $5,356,000 compared to $6,178,000 for last fiscal year’s first nine months.

Adjusted EBITDA for the 2024 fiscal year third quarter was $1,808,000 compared to $3,321,000 for the 2023 fiscal year third quarter and $2,669,000 for the 2024 fiscal year second quarter. Adjusted EBITDA for the current year’s first nine months was $7,788,000 compared to $8,834,000 for last year’s first nine months.

During the 2024 fiscal year’s first nine months, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year second quarter. During the prior year, the Company recorded $153,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2023 fiscal year third quarter and first nine months.

Park reported basic and diluted earnings per share of $0.06 for the 2024 fiscal year third quarter compared to $0.11 for the 2023 fiscal year third quarter and $0.09 for the 2024 fiscal year second quarter. Basic and diluted earnings per share before special items were $0.06 for the 2024 fiscal year third quarter compared to $0.12 for the 2023 fiscal year third quarter and $0.09 for the 2024 fiscal year second quarter.

Park reported basic and diluted earnings per share of $0.24 for the 2024 fiscal year’s first nine months compared to $0.29 for the 2023 fiscal year’s first nine months. Basic and diluted earnings per share before special items were $0.26 for the 2024 fiscal year’s first nine months compared to $0.30 for the 2023 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13743214.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EST today through 11:59 p.m. EST on Tuesday, January 16, 2024. The conference call replay will be available at https://edge.media-server.com/mmc/p/on4ziexw and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13743214.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as activist shareholder defense costs, losses on sales of investments and charges for modification of previously granted stock options. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 26, 2023	November 27, 2022	August 27, 2023	November 26, 2023	November 27, 2022
Sales	$11,639	$13,867	$12,481	$39,671	$40,525

Net Earnings before Special Items[1]	$1,203	$2,383	$1,746	$5,356	$6,178
Special Items, Net of Tax:
Activist Shareholder Defense Costs	-	-	-	(424)	-
Stock Option Modification	-	-	-	(81)	-
Loss on Sale of Marketable Securities	-	-	-	(48)	-
Tax Impact of Cancelled Stock Options	-	(153)	-	-	(153)

Net Earnings	$1,203	$2,230	$1,746	$4,803	$6,025

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.06	$0.12	$0.09	$0.26	$0.30
Special Items:
Activist Shareholder Defense Costs	-	-	-	(0.02)	-
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Tax Impact of Cancelled Stock Options	-	(0.01)	-	-	(0.01)

Basic Earnings per Share	$0.06	$0.11	$0.09	$0.24	$0.29

Diluted Earnings before Special Items[1]	$0.06	$0.12	$0.09	$0.26	$0.30
Special Items:
Activist Shareholder Defense Costs	-	-	-	(0.02)	-
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Tax Impact of Cancelled Stock Options	-	(0.01)	-	-	(0.01)

Diluted Earnings per Share	$0.06	$0.11	$0.09	$0.24	$0.29

Weighted Average Shares Outstanding:
Basic	20,250	20,471	20,256	20,323	20,463
Diluted	20,355	20,510	20,338	20,406	20,506

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 26, 2023	February 26, 2023
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$73,989	$105,440
Accounts Receivable, Net	9,897	9,989
Inventories	7,421	6,768
Prepaid Expenses and Other Current Assets	2,463	2,844
Total Current Assets	93,770	125,041

Fixed Assets, Net	23,747	24,251
Operating Right-of-use Assets	109	150
Other Assets	9,881	9,891
Total Assets	$127,507	$159,333

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,110	$4,545
Accrued Liabilities	1,587	1,346
Dividend Payable	-	20,471
Operating Lease Liability	53	53
Income Taxes Payable	3,679	2,171
Total Current Liabilities	6,429	28,586

Long-term Operating Lease Liability	94	129
Non-current Income Taxes Payable	5,259	10,938
Deferred Income Taxes	1,897	1,995
Other Liabilities	1,843	1,751
Total Liabilities	15,522	43,399

Shareholders’ Equity	111,985	115,934

Total Liabilities and Shareholders' Equity	$127,507	$159,333

Additional information
Equity per Share	$5.53	$5.66

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 26, 2023	November 27, 2022	August 27, 2023	November 26, 2023	November 27, 2022

Net Sales	$11,639	$13,867	$12,481	$39,671	$40,525

Cost of Sales	8,470	9,423	8,402	27,590	27,903

Gross Profit	3,169	4,444	4,079	12,081	12,622
% of net sales	27.2%	32.0%	32.7%	30.5%	31.1%

Selling, General & Administrative Expenses	1,804	1,523	1,853	6,272	4,888
% of net sales	15.5%	11.0%	14.8%	15.8%	12.1%

Earnings from Operations	1,365	2,921	2,226	5,809	7,734

Interest and Other Income:
Interest Income	261	299	139	724	653

Earnings from Operations before Income Taxes	1,626	3,220	2,365	6,533	8,387

Income Tax Provision	423	990	619	1,730	2,362

Net Earnings	$1,203	$2,230	$1,746	$4,803	$6,025
% of net sales	10.3%	16.1%	14.0%	12.1%	14.9%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 26, 2023			13 Weeks Ended November 27, 2022			13 Weeks Ended August 27, 2023
	GAAP	Special Items	Before Special Items	GAAP	Special Items	Before Special Items	GAAP	Special Items	Before Special Items

Selling, General & Administrative Expenses	$1,804	$-	$1,804	$1,523	$-	$1,523	$1,853	$-	$1,853
% of net sales	15.5%		15.5%	11.0%		11.0%	14.8%		14.8%

Earnings from Operations	1,365	-	1,365	2,921	-	2,921	2,226	-	2,226
% of net sales	11.7%		11.7%	21.1%		21.1%	17.8%		17.8%

Interest Income	261	-	261	299	-	299	139	-	139
% of net sales	2.2%		2.2%	2.2%		2.2%	1.1%		1.1%

Earnings before Income Taxes	1,626	-	1,626	3,220	-	3,220	2,365	-	2,365
% of net sales	14.0%		14.0%	23.2%		23.2%	18.9%		18.9%

Income Tax Provision	423	-	423	990	(153)	837	619	-	619
Effective Tax Rate	26.0%		26.0%	30.7%		26.0%	26.2%		26.2%

Net Earnings	1,203	-	1,203	2,230	153	2,383	1,746	-	1,746
% of net sales	10.3%		10.3%	16.1%		17.2%	14.0%		14.0%

Net Earnings Before Special Items			1,203			2,383			1,746
Addback non-cash expenses:
Income Tax Provision			423			837			619
Interest Income			(261)			(299)			(139)
Depreciation			340			305			339
Stock Option Expense			103			95			104
Adjusted EBITDA			1,808			3,321			2,669

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	39 Weeks Ended November 26, 2023			39 Weeks Ended November 27, 2022
	GAAP	Special Items	Before Special Items	GAAP	Special Items	Before Special Items
Selling, General & Administrative Expenses	$6,272	$(679)	$5,593	$4,888	$-	$4,888
% of net sales	15.8%		14.1%	12.1%		12.1%

Earnings from Operations	5,809	679	6,488	7,734	-	7,734
% of net sales	14.6%		16.4%	19.1%		19.1%

Interest Income	724	65	789	653	-	653
% of net sales	1.8%		2.0%	1.6%		1.6%

Earnings before Income Taxes	6,533	744	7,277	8,387	-	8,387
% of net sales	16.5%		18.3%	20.7%		20.7%

Income Tax Provision	1,730	191	1,921	2,362	(153)	2,209
Effective Tax Rate	26.5%		26.4%	28.2%		26.3%

Net Earnings	4,803	553	5,356	6,025	153	6,178
% of net sales	12.1%		13.5%	14.9%		15.2%

Net Earnings Before Special Items			5,356			6,178
Addback non-cash expenses:
Income Tax Provision			1,921			2,209
Interest Income			(789)			(653)
Depreciation			984			826
Stock Option Expense			316			274
Adjusted EBITDA			7,788			8,834